                                                                     EXHIBIT 1.1

                         NATURAL RESOURCE PARTNERS L.P.

                             4,500,000 COMMON UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS

                             UNDERWRITING AGREEMENT


Salomon Smith Barney Inc.                                   ______________, 2002
Lehman Brothers Inc.
A.G. Edwards & Sons, Inc.
Friedman Billings Ramsey
RBC Dain Rauscher Inc.
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  Natural Resource Partners L.P., a limited partnership organized under the laws of Delaware (the "Partnership"), proposes to issue and sell to the several underwriters named in Schedule 1 hereto (the "Underwriters") 2,598,750 Common Units and Ark Land Company (the "Selling Unitholder"), a Delaware corporation and a wholly owned subsidiary of Arch Coal, Inc., a Delaware corporation ("Arch Coal"), proposes to sell to the Underwriters 1,901,250 Common Units (collectively, the "Firm Units"), in each case representing limited partner interests in the Partnership (the "Common Units"). The Partnership and the Selling Unitholder also propose to grant to the Underwriters an option to purchase up to 675,000 additional Common Units to cover over-allotments (the "Option Units"). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the "Units." As part of the public offering of the Units contemplated hereby (the "Offering"), the Underwriters have agreed to reserve out of the Firm Units up to 315,000 Common Units for sale to certain officers, employees and directors of our General Partner (as defined below) or to persons who are otherwise associated or affiliated with us (collectively, the "Participants"), as set forth in the Prospectus (as defined herein) under the caption "Underwriting" (the "Directed Unit Program").

                  It is understood and agreed to by all parties that the Partnership was formed to acquire, own and operate certain coal properties and related assets and liabilities owned by (1) Western Pocahontas Properties Limited Partnership, a Delaware limited partnership ("WPP"), Great Northern Properties Limited Partnership, a Delaware limited partnership ("Great Northern"), and New Gauley Coal Corporation, a West Virginia corporation ("New Gauley") (collectively the "WPP Coal Business"), and (2) the Selling Unitholder (the "Arch Coal, Inc. Contributed Properties"), and, thereafter, to manage such coal properties and related assets and liabilities as more particularly described in the Prospectus. WPP, Great Northern and New Gauley are sometimes collectively referred to herein as the "WPP Group."




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                  It is further understood and agreed by all parties that as of the date hereof:

                  (i) NNG LLC, a Delaware limited liability company ("New Gauley LLC"), is a wholly owned direct subsidiary of New Gauley; WPP LLC, a Delaware limited liability company ("WPP LLC"), is a wholly owned direct subsidiary of WPP; GNP LLC, a Delaware limited liability company ("Great Northern LLC"), is a wholly owned direct subsidiary of Great Northern; and ACIN LLC, a Delaware limited liability company ("Ark LLC"), is a wholly owned direct subsidiary of the Selling Unitholder;

                  (ii) GP Natural Resource Partners LLC, a Delaware limited liability company (the "Managing General Partner"), is directly owned by Robertson Coal Management LLC ("RCM LLC"), a Delaware limited liability company, and the Selling Unitholder;

                  (iii) NRP (GP) LP, a Delaware limited partnership (the "General Partner"), is owned by New Gauley, WPP, Great Northern, the Selling Unitholder (as limited partners) and the Managing General Partner (as its sole general partner);

                  (iv) the General Partner is the sole general partner of the Partnership and the Managing General Partner is the sole limited partner of the Partnership;

                  (v) NRP (Operating) LLC, a Delaware limited liability company (the "Operating Company"), is a wholly owned direct subsidiary of the Partnership; and

                  (vi) The Operating Company will enter into a $100 million revolving credit facility (the "Credit Facility") with PNC Bank.

                  On or prior to the Closing Date (as defined herein), the Partnership, the Managing General Partner, the General Partner, WPP, WPP LLC, Great Northern, Great Northern LLC, New Gauley, New Gauley LLC, RCM LLC, the Selling Unitholder and Ark LLC will enter into a Contribution, Conveyance and Assumption Agreement (the "Contribution Agreement") pursuant to which the following transactions will occur:

                  (b) New Gauley will contribute assets to New Gauley LLC as a capital contribution in exchange for the assumption by New Gauley LLC of $1,635,000 in debt related to the assets;

                  (c) WPP will contribute assets to WPP LLC as a capital contribution in exchange for the assumption by WPP LLC of $36,000,000 in debt related to the assets;

                  (d) Great Northern will contribute assets to Great Northern LLC as a capital contribution in exchange for the assumption by Great Northern LLC of $8,922,937 of debt related to the assets;

                  (e) The Selling Unitholder will contribute assets to Ark LLC as a capital contribution;

                  (f) New Gauley will contribute its interest in New Gauley LLC to the Partnership in exchange for the following Partnership interests: a 0.0368% special limited






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partner interest; 127, 555 Common Units; 220,892 units representing subordinated limited partnership interests ("Subordinated Units"); and 0.80% of the incentive distribution rights as defined in the Partnership's partnership agreement ("Incentive Distribution Rights");

                  (g) WPP will contribute its interest in WPP LLC to the Partnership in exchange for the following Partnership interests: a 0.9216% special limited partner interest, 3,458,304 Common Units, 5,531,904 Subordinated Units and 19.94% of the Incentive Distribution Rights;

                  (h) Great Northern will contribute its interest in Great Northern LLC to the Partnership in exchange for the following Partnership interests: a 0.1966% special limited partner interest, 671,389 Common Units, 1,180,092 Subordinated Units and 4.26% of the Incentive Distribution Rights;

                  (i) The Selling Unitholder will contribute its interest in Ark LLC to the Partnership in exchange for the following Partnership interests: a 0.8450% special limited partner interest, 5,072,112 Common Units, 5,072,112 Subordinated Units and 10.00% of the Incentive Distribution Rights;

                  (j) the Offering of the Firm Units contemplated hereby will be consummated pursuant to which the public, through the Underwriters, (i) will contribute $48,596,625 (net of the Underwriters' discount as provided for herein) to the Partnership in exchange for 2,598,750 Common Units and (ii) will pay to the Selling Unitholder $38,025,000 (net of the Underwriters' discount as provided for herein) in exchange for 1,901,250 Common Units;

                  (k) New Gauley, WPP, Great Northern and the Selling Unitholder will contribute their special limited partner interests to the General Partner to maintain their percentage interests in the General Partner, and the special limited partner interests will be converted to an additional general partner capital interest in the Partnership;

                  (l) the Partnership will use the net proceeds of the Offering to pay transaction expenses in connection with the Offering of the Firm Units and (i) will retain $1,000,000 for working capital and (ii) will contribute a portion of the remaining cash to New Gauley LLC, WPP LLC and Great Northern LLC, each of which will, in turn, use the funds received to repay all or a portion of their outstanding debt, aggregating $45,120,105; and

                  (m) the Partnership will contribute its interests in New Gauley LLC, WPP LLC, Great Northern LLC and Ark LLC to the Operating Company as a capital contribution.

                  The transactions described above in clauses (a) through (d) are referred to as the "Conveyances." The transactions described above in clauses (a) through (l) are referred to as the "Transactions." In connection with the Transactions, the parties to the Transactions entered into or will enter into various bills of sale, assignments, conveyances, contribution agreements and related documents (collectively, the "Contribution Documents").

                  New Gauley LLC, WPP LLC, GNP LLC and Arch LLC are collectively referred to herein as the "Operating Subsidiaries." The Managing General Partner, the General Partner, the Partnership, the Operating Company and the Operating Subsidiaries are collectively referred



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to as the "Partnership Group." The members of the Partnership Group together with Arch Coal, the Selling Unitholder, RCM LLC and the members of the WPP Group constitute the "NRP Entities."

                  This is to confirm the agreement among the NRP Entities and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Partnership and the Selling Unitholder by the Underwriters.

                  1. Representations, Warranties and Agreements of the NRP Entities. Each of the NRP Entities, jointly and severally, represent and warrant to, and agree with, each Underwriter that:

                  (a) Definitions. The Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-86582) on Form S-1, including a related preliminary prospectus, in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), for registration under the Act of the offering and sale of the Units. The registration statement has been declared effective by the Commission in such form. The Partnership may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. A final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Act will be filed promptly by the Partnership with the Commission in accordance with Rule 424(b) of the Act. The term "Registration Statement" as used herein means the registration statement as amended at the time it became effective under the Act (the "Effective Date"), including financial statements and all exhibits and, if applicable, the information deemed to be included by Rule 430A of the Act. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of Units may commence, the term "Registration Statement" as used herein means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) or Rule 462(d) under the Act (an "Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectus" as used herein means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Act. The term "Preliminary Prospectus" as used herein means each prospectus included in the Registration Statement or amendment thereto before it became effective under the Act and any prospectus filed with the Commission by the Partnership with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations. For purposes of this Agreement, the words "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be.

                  (b) No Material Misstatements or Omissions. Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, and neither is threatening to issue, any stop order under the Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the





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

Units for offering or sale in any jurisdiction nor instituted or threatened to institute proceedings for any such purpose. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform in all material respects to the requirements of the Act and the Rules and Regulations and do not and will not, as of the applicable effective date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) will conform in all material respects to the requirements of the Act and the Rules and Regulations, and do not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the forward-looking statements made by the Partnership in such documents, including (but not limited to) statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by the Underwriters specifically for inclusion therein.

                  (c) Formation and Qualification of the Partnership and the General Partner. Each of the Partnership and the General Partner has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") with full partnership power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business to be conducted at the Closing Date, and, in the case of the General Partner, to act as the general partner of the Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the Partnership and the General Partner is, or at the Closing Date will be, duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Partnership Group taken as a whole (a "Material Adverse Effect") or (ii) subject the limited partners of the Partnership to any material liability or disability.

                  (d) Formation and Qualification of the Managing General Partner. The Managing General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "Delaware LLC Act") with full limited liability company power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Documents, to conduct its business to be conducted at the Closing Date and to act as managing general partner of the Partnership, in all material respects as described in the Registration Statement and the Prospectus. The Managing General Partner is, or at the Closing Date will be, duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such






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

registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

                  (e) Formation and Qualification of the Operating Company, the Operating Subsidiaries and RCM LLC. Each of the Operating Company, the Operating Subsidiaries and RCM LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "Delaware LLC Act") with full limited liability company power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business to be conducted at the Closing Date, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the Operating Company and the Operating Subsidiaries is, or at the Closing Date will be, duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

                  (f) Existence and Good Standing of Arch Coal and the Selling Unitholder. Each of Arch and the Selling Unitholder is a corporation duly incorporated and validly existing in good standing under the Delaware General Corporation Law (the "DGCL") with full corporate power and authority to own and lease its properties to be owned and leased at the Closing Date and to conduct its business at the Closing Date.

                  (g) Existence and Good Standing of the WPP Group. Each of WPP and Great Northern has been duly formed and validly existing in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease its properties to be owned or leased at the Closing Date and to conduct its business at the Closing Date. New Gauley is a corporation duly incorporated and validly existing in good standing under the laws of the State of West Virginia with full corporate power and authority to own and lease its properties to be owned and leased at the Closing Date, and to conduct its business at the Closing Date.

                  (h) Ownership of the General Partner Interest in the Partnership. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended and restated at or prior to the Closing Date, the "Partnership Agreement"); and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                  (i) Ownership of the Sponsor Units and Incentive Distribution Rights. At the Closing Date, after giving effect to the Transactions immediately preceding the Offering, (i) WPP, Great Northern and New Gauley will own 3,458,304, 737,742 and 138,092 Common





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

Units, respectively, and 5,531,904, 1,180,092 and 220,892 Subordinated Units, respectively, and (ii) the Selling Unitholder will own 5,072,112 Common Units and 5,072,112 Subordinated Units (all such Common and Subordinated Units owned by the WPP Group and the Selling Unitholder being collectively referred to herein as the "Sponsor Units"); all of such Sponsor Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); after giving effect to the Transactions, WPP, Great Northern and New Gauley will own 19.94%, 4.26% and 0.80%, respectively, of the Incentive Distribution Rights and the Selling Unitholder will own 10.00% of the Incentive Distribution Rights, and such Incentive Distribution Rights will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP
Act); and each of WPP, Great Northern, New Gauley and the Selling Unitholder will own its Sponsor Units and the Incentive Distribution Rights free and clear of all liens, encumbrances (except, with respect to the Incentive Distribution Rights, restrictions on transferability contained in Section 4.7 of the Partnership Agreement), security interests, equities, charges or claims.

                  (j) Valid Issuance of the Units. At the Closing Date or the Option Closing Date, as the case may be, the Firm Units or the Option Units to be sold by the Partnership and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date or the Option Closing Date.

                  (k) Ownership of the Operating Company. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the Partnership will own a 100% membership interest in the Operating Company; such membership interest will be duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended and restated at or prior to the Closing Date or the Option Closing Date, the "Operating Company LLC Agreement") and will be fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership will own such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                  (l) Ownership of the Operating Subsidiaries. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the Operating Company will own a 100% membership interest in each of the Operating Subsidiaries; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreements of the Operating Subsidiaries (as the same may be amended and restated at or prior to the Closing Date, the "Operating Subsidiaries LLC Agreements") and will be fully paid (to the extent required under the Operating Subsidiaries LLC Agreements) and nonassessable (except as






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such nonassessability may be affected by Section 18-607 of the Delaware LLC
Act); and the Operating Company will own such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                  (m) Ownership of the General Partner. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the Managing General Partner will be the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the General Partner (as the same may be amended and restated at or prior to the Closing Date, the "General Partner Partnership Agreement"); and the Managing General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, WPP, Great Northern, New Gauley and the Selling Unitholder will own a ____%, ____%, ____% and ____% limited partner interest, respectively, in the General Partner; each such limited partner interest will be duly authorized and validly issued in accordance with the General Partner Partnership Agreement and will be fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and WPP, Great Northern, New Gauley and the Selling Unitholder will own such limited partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                  (n) Ownership of the Managing General Partner. At the Closing Date and Option Closing Date, after giving effect to the Transactions, RCM LLC and the Selling Unitholder will own a 57.75% and a 42.25% membership interest, respectively, in the Managing General Partner; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the Managing General Partner (as the same may be amended and restated at or prior to the Closing Date, the "Managing General Partner LLC Agreement") and will be fully paid (to the extent required under the Managing General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and RCM LLC and the Selling Unitholder will own such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                  (o) Ownership of the Selling Unitholder. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, Arch Coal will own 100% of the issued and outstanding capital stock of the Selling Unitholder; such capital stock will be duly authorized and validly issued and will be fully paid and nonassessable; and Arch Coal will own such capital stock free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                  (p) No Other Subsidiaries. Other than the Partnership's ownership of a 100% membership interest in the Operating Company and the Operating Company's ownership of a 100% membership interest in the Operating Subsidiaries, neither the Partnership nor the Operating Company will own at the Closing Date and the Option Closing Date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership, the General Partner will not own at the Closing Date and

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Option Closing Date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

                  (q) No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests of any member of the Partnership Group, in each case pursuant to the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation or other organizational documents of any member of the Partnership Group (collectively, the "Organizational Documents"), or any other agreement or instrument to which any of such entities is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership. Except as described in the Prospectus, there are no outstanding options or warrants to purchase any partnership or member interests of any member of the Partnership Group.

                  (r) Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units to be sold by it, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus, and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with the terms and conditions set forth in the Partnership Agreement and the Contribution Documents. At the Closing Date and the Option Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the NRP Entities or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements (as defined in Section l(u)) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

                  (s) Enforceability of Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the NRP Entities and constitutes the valid and legally binding agreement of each of the NRP Entities, enforceable against each of them in accordance with its terms; provided that the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained hereunder may be limited by applicable laws and public policy.

                  (t) Conformity of Securities to Description in Prospectus. The Units to be issued by the Partnership, when issued and delivered in accordance with the terms of the Partnership Agreement and against payment therefor as provided herein, and the Sponsor Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (u) Enforceability of Other Agreements. At or before the Closing Date:

                  (i) the Partnership Agreement will be duly authorized, executed and delivered by the General Partner and the Managing General Partner as the "Organizational Limited Partner," and will be a valid and legally binding agreement of the General Partner and the Organizational Limited Partner, enforceable against the General Partner and the Organizational Limited Partner in accordance with its terms;

                  (ii) the General Partner Partnership Agreement will be duly authorized, executed and delivered by the WPP Group, the Managing General Partner and [Arch Coal], and will be a valid and legally binding agreement of the WPP Group, the Managing General Partner and the Selling Unitholder, enforceable against the WPP Group, the Managing General Partner and the Selling Unitholder in accordance with its terms;

                  (iii) the Managing General Partner LLC Agreement will be duly authorized, executed and delivered by RCM LLC and the Selling Unitholder and will be a valid and legally binding agreement of RCM LLC and the Selling Unitholder, enforceable against RCM LLC and the Selling Unitholder in accordance with its terms;

                  (iv) the Operating Company LLC Agreement will be duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

                  (v) each of the Operating Subsidiaries LLC Agreements will be duly authorized, executed and delivered by the Operating Company and will be a valid and legally binding agreement of the Operating Company, enforceable against the Operating Company in accordance with its terms;

                  (vi) the Credit Facility will be duly authorized, executed and delivered by the Operating Company and will be a valid and legally binding agreement of the Operating Company enforceable against it in accordance with its terms;

                  (vii) each of the Coal Mining Lease Agreements by and among Ark LLC and the Selling Unitholder (the "Arch Leases") will be duly authorized, executed and delivered by Ark LLC and the Selling Unitholder and will be valid and legally binding agreements of Ark LLC and the Selling Unitholder, enforceable against them in accordance with their terms;

                  (viii) each of the Contribution Documents will be duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

                  (ix) the omnibus agreement (the "Omnibus Agreement") will be duly authorized, executed and delivered by each of Arch Coal, the Selling Unitholder, RCM LLC, Corbin J. Robertson, WPP, Great Northern, New Gauley, the Managing General Partner, the General Partner, the Partnership and the Operating Company, and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

provided that, with respect to each agreement described in this Section 1(t), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy. The Partnership Agreement, the General Partner Partnership Agreement, the Managing General Partner LLC Agreement, the Operating Company LLC Agreement, the Operating Subsidiaries LLC Agreements, the Credit Facility, the Arch Leases, the Contribution Documents and the Omnibus Agreement are herein collectively referred to as the "Operative Agreements."

                  (v) Sufficiency of Transferred Assets Under Contribution Documents. The Contribution Documents will be legally sufficient to transfer or convey to the Operating Company and the Operating Subsidiaries all properties not already held by them that are, individually or in the aggregate, required to enable the Operating Company and the Operating Subsidiaries to conduct their operations (in all material respects as contemplated by the Registration Statement and the Prospectus), subject to the conditions, reservations and limitations contained in Contribution Documents and those set forth in the Registration Statement and the Prospectus. The Operating Company and the Operating Subsidiaries, upon execution and delivery of the Contribution Documents, succeeded or will succeed in all material respects to the business, assets, properties, liabilities and operations of the WPP Coal Business and the Arch Coal, Inc. Contributed Properties as reflected in the financial statements of WPP, Great Northern, New Gauley and the Arch Coal, Inc. Contributed Properties, except as disclosed in the Registration Statement and the Prospectus and the Contribution Documents.

                  (w) No Conflicts. None of the offering, issuance and sale by the Partnership or the offering and sale by the Selling Unitholder of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of the NRP Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the NRP Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the NRP Entities or any of their properties in a proceeding to which any of them or their property is a party, or
(iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the NRP Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii),
(iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of any of the NRP Entities to perform their obligations under this Agreement or the Operative Agreements.

                  (x) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body having jurisdiction over the NRP Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership or the offering and sale by the Selling Unitholder of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the NRP Entities parties thereto, or the consummation by the NRP Entities of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions), except (i) for such consents required under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities or "Blue Sky" laws, (ii) for such consents that have been, or prior to the Closing Date will be, obtained, (iii) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of any of the NRP Entities to perform their obligations under this Agreement or the Operative Agreements, and (iv) as disclosed in the Prospectus.

                  (y) No Default. None of the NRP Entities is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the NRP Entities to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the NRP Entities, no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the NRP Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

                  (z) Independent Public Accountants. The accountants, Ernst & Young LLP, who have certified or shall certify the audited financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants with respect to the NRP Entities as required by the Act.

                  (aa) Financial Statements. At March 31, 2002, the Partnership had, on a consolidated pro forma basis as indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) of the WPP Coal Business and the Arch Coal, Inc. Contributed Properties included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The selected pro forma financial and operating data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the caption "Selected Pro Forma Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement, the Preliminary Prospectus dated __________, 2002 and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the NRP Entities, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

                  (bb) No Material Adverse Change. None of the NRP Entities has sustained since the date of the latest audited financial statements included in the Registration Statement and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the NRP Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the NRP Entities, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the NRP Entities and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or other), business, prospects, assets or results of operations of the NRP Entities, taken as a whole.

                  (cc) No Distribution of Other Offering Materials. None of the NRP Entities has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act, including Rule 134 of the Rules and Regulations.

                  (dd) Title to Properties. At the Closing Date and the Option Closing Date, the Operating Company and the Operating Subsidiaries will have good and indefeasible title to all real property and good title to all personal property described in the Registration Statement and the Prospectus to be owned by the Operating Company and the Operating Subsidiaries, free and clear of all
(i) liens and security interests except liens or security interests securing indebtedness incurred, assumed or agreed to by the Operating Company or any of the Operating Subsidiaries specifically listed in any of the Contribution Documents or (ii) other claims and other encumbrances (other than liens or security interests) except (1) as described, and subject to the limitations contained, in the Registration Statement and the Prospectus or (2) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and Prospectus; provided that, with respect to any real property and buildings held under lease by the Operating Company and the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus.

                  (ee) Rights-of-Way. At the Closing Date and the Option Closing Date, each member of the Partnership Group will have such consents, easements, rights-of-way, permits or licenses from each person (collectively, "rights-of-way") as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Prospectus which are not reasonably expected to have a material adverse effect upon the ability of the Partnership Group, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership Group, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; other than as set forth, and subject to the limitations contained, in the Prospectus, the Partnership Group has, or at the Closing Date will have, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a material adverse effect upon the ability of the Partnership Group, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Group, taken as a whole.

                  (ff) Permits. The Partnership has, or at the Closing Date and the Option Closing Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the Partnership Group has, or at the Closing Date and the Option Closing Date will have, fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained, in the Prospectus and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect and, except as described in the Registration Statement and Prospectus, none of such permits contains any restriction that is materially burdensome to the Partnership Group, taken as a whole.

                  (gg) Books and Records. The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that
(A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (hh) Tax Returns. Each of the NRP Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

                  (ii) Investment Company/Public Utility Holding Company. None of the members of the Partnership Group is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" under the Public Utility Holding Company Act of 1935, as amended.

                  (jj) Environmental Compliance. Except as described in the Prospectus, the members of the Partnership Group (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. In the ordinary course of business, the Partnership Group periodically reviews the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Group has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

                  (kk) No Labor Dispute. No labor problem or dispute with the employees of the NRP Entities exists or is threatened or imminent and the NRP Entities are not aware of any existing or imminent labor disturbance by the employees of any NRP Entities' principal suppliers, contractors or customers that could have a Material Adverse Effect.

                  (ll) Insurance. The Partnership Group maintains insurance with insurers of recognized financial responsibility covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the members of the Partnership Group has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and on the Option Closing Date.

                  (mm) Litigation. Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the NRP Entities, threatened, to which any of the NRP Entities is or may be a party or to which the business or property of any of the NRP Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the NRP Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement or any Operative Agreement.

                  (nn) Private Placement. The offer, sale and issuance of the Sponsor Units and the Incentive Distribution Rights to the WPP Group and the Selling Unitholder pursuant to the Partnership Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the members of the WPP Group or the Selling Unitholder has taken or will take any action that would cause the loss of such exemption.

                  (oo) NYSE Listing. The Units have been approved for listing on the New York Stock Exchange ("NYSE"), subject only to official notice of issuance.

                  (pp) Directed Unit Sales. None of the Directed Units distributed in connection with the Directed Unit Program will be offered or sold outside of the United States. None of the

NRP Entities has offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the NRP Entities to alter the customer's or supplier's level or type of business with the NRP Entities, or
(ii) a trade journalist or publication to write or publish favorable information about the NRP Entities or their products.

                  Any certificate signed by any officer of any NRP Entity and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering shall be deemed a representation and warranty by such NRP Entity, as to matters covered thereby, to each Underwriter.

                  2. Purchase and Sale of the Units. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell 2,598,750 Firm Units, and the Selling Unitholder agrees to sell 1,901,250 Firm Units, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership and the Selling Unitholder, at a purchase price of $_____ per Unit, the number of Firm Units set forth opposite that Underwriter's name in Schedule 1 hereto.

                  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership and the Selling Unitholder grants to the Underwriters an option to purchase, severally and not jointly, up to 675,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units. Subject to the third paragraph of this Section 2, the Option Units shall be purchased 57.75% from the Partnership and 42.25% from the Selling Unitholder. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by Salomon Smith Barney Inc. to the Partnership and the Selling Unitholder setting forth the number of Option Units as to which the several Underwriters are exercising the option. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as the number of the Firm Units set forth opposite the name of such Underwriter on Schedule I hereto bears to the aggregate number of the Firm Units, subject to such adjustments as Salomon Smith Barney Inc. in its absolute discretion shall make to eliminate any fractional shares.

                  To the extent the Underwriters do not exercise the option described in this Section 2 in full within the time period set forth in Section 3, Great Northern shall purchase 9.83% of (675,000 Common Units less the number of Option Units purchased by the Underwriters) from the Partnership at a price of $_____ per Unit and in the manner provided in Section 3 below. In addition, to the extent that the Underwriters exercise the option described in this
Section 2 for less than 572,663 Option Units, then New Gauley shall purchase 1.84% of (572,663 Common Units less the number of Option Units purchased by the Underwriters) from the Partnership at a price of $____ per Unit and in the manner provided in Section 3 below.

                  3. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2 hereof shall have been exercised on or before the third Business Day (as defined herein) prior to the Closing Date) shall be made at 11:00 A.M., Houston, Texas time, on ___________, 2002 at the offices of Vinson & Elkins L.L.P., Houston, Texas or at such time on such later date not more than three Business Days after the foregoing date as Salomon Smith Barney Inc. shall designate, which date and time may be postponed by agreement between Salomon Smith Barney Inc., the Partnership and the Selling Unitholder or as provided in Section 9 hereof (such date and time of delivery of any payment for the Firm Units being herein called the "Closing Date". Delivery of the Firm Units shall be made for the account of each Underwriter against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership and the Selling Unitholder by wire transfer payable in same-day funds to accounts specified by the Partnership and the Selling Unitholder. Delivery of the Firm Units shall be made through the facilities of The Depository Trust Company ("DTC") unless Salomon Smith Barney Inc. shall otherwise instruct. For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  If the option provided for in Section 2 hereof is executed after the third Business Day prior to the Closing Date, the Partnership and the Selling Unitholder will deliver the Option Units (at the expense of the Partnership) to the Underwriters, at the offices of Vinson & Elkins L.L.P., Houston, Texas, on the date specified by Salomon Smith Barney Inc. (which shall be within three Business Days after exercise of said option) (the "Option Closing Date") for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership and the Selling Unitholder by wire transfer payable in same-day funds to accounts specified by the Partnership and the Selling Unitholder. Delivery of the Option Units shall be made through the facilities of DTC unless Salomon Smith Barney Inc. shall otherwise instruct. If the Option Closing Date for the Option Units occurs after the Closing Date, the Partnership and the Selling Unitholder will deliver to the Underwriters on the Option Closing Date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

                  5. Agreements. Each of the NRP Entities, the Selling Unitholder and Arch Coal, jointly and severally, agrees with the several Underwriters that:

                  (a) Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership and the General Partner will not file any amendment of the Registration Statement or supplement to the Prospectus or any Abbreviated Registration Statement and any amendment thereto unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A of the Act, or filing of the Prospectus is otherwise required under Rule 424(b) of the Act, the Partnership and the General Partner will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) of the Act within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Partnership will promptly advise the Underwriters (1) when the Registration Statement shall have become effective,
(2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) of the Act or when any Abbreviated Registration Statement shall have been filed with the Commission,
(3) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Abbreviated Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) Filing of Amendment or Supplement. If, at any time when, in the opinion of counsel to the Underwriters, a prospectus relating to the Units is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Partnership promptly will (1) notify the Underwriters of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                  (c) Reports to Unitholders. As soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, the Partnership will make generally available to its unitholders and to the Underwriters an earnings statement or statements of the Partnership Group which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                  (d) Copies of Reports. The Partnership will furnish to its unitholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Partnership will, for a period of two years from the Closing Date, furnish or make available to the Underwriters a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the Commission pursuant to the Act or the Exchange Act. Any report, document or other information required to be furnished under this paragraph (d) shall be furnished as soon as practicable after such report, document or information becomes publicly available.

                  (e) Signed Copies of the Registration Statement. The Partnership will furnish to Salomon Smith Barney Inc. and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Underwriters may reasonably request.

                  (f) Qualification of Securities. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject. The Partnership will, from time to time, prepare and file such statements and reports as are or may be reasonably required of it to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for the distribution of the Units.

                  (g) Lock-up Period. The NRP Entities will not, without the prior written consent of Salomon Smith Barney Inc. on behalf of the Underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the NRP Entities or any affiliate of the NRP Entities directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act,) any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date and time this Agreement is executed by the parties (the "Execution Time"), provided, however, that the Partnership may grant Restricted Units or options to purchase Common Units under the Partnership's Long-Term Incentive Plan.

                  (h) Price Manipulation. The NRP Entities will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

                  (i) Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them;
(ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the

Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership's accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) expenses incurred by the Underwriters in connection with the Directed Unit Program, including counsel fees and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (xi) an advisory fee equal to 0.375% of the gross proceeds of the Offering (including any exercise of the option set forth in Section 2 hereof) to Lehman Brothers Inc. ("Lehman Brothers") for advisory services in connection with the evaluation, analysis and structuring of the Partnership; and (xii) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder; provided that except as provided in this Section 5(i) and in Section 8 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

                  (j) Use of Proceeds. The NRP Entities will use the net proceeds received by them from the sale of the Units in the manner specified in the Prospectus under "Use of Proceeds."

                  (k) Directed Units.

                  (i) It is understood and agreed that the Common Units to be sold pursuant to the Directed Unit Program (the "Directed Units") will be sold pursuant to this Agreement at the offering price to the public set forth on the cover page of the Prospectus. Any Directed Units which are not orally confirmed for purchase by Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. Under no circumstances will Lehman Brothers or any Underwriter be liable to the NRP Entities or to any Directed Unit Participant for any action taken or omitted to be taken in good faith in connection with such Directed Unit Program.

                  (ii) In connection with the Directed Unit Program, the NRP Entities will ensure that the Directed Units will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Lehman Brothers will notify the Partnership as to which Participants will need to be so restricted. The Partnership will direct the removal of such transfer restrictions upon the expiration of such period of time.

                  (iii) The Partnership will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Unit Program (including the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Directed Unit Program materials) and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program.

                  (l) Delivery of Tax Form by Selling Unitholder. The Selling Unitholder agrees to deliver to the Underwriters at the Closing Date a properly completed and executed United States Treasury Department Form W-9 with respect to the Units to be sold by it in the Offering.

                  6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the NRP Entities contained herein as of the Execution Time, the Closing Date and, if applicable, the Option Closing Date, to the accuracy of the statements of the NRP Entities made in any certificates pursuant to the provisions hereof, to the performance by the NRP Entities of its obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 P.M. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 P.M. New York City time on such date or (ii) 9:30 A.M. on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 P.M. New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Act, the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b) of the Act; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Agreements, the Common Units, the Subordinated Units, the Incentive Distribution Rights, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby (including the Transactions) shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (c) The Partnership shall have requested and caused Vinson & Elkins L.L.P., counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance satisfactory to the Underwriters, to the effect that:

                  (i) Formation and Qualification of the Partnership and the General Partner. Each of the Partnership and the General Partner has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties, assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business, and, the case of the General Partner, to act as the general partner of the Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the Partnership and the General Partner is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I attached hereto.

                  (ii) Formation and Qualification of the Managing General Partner. The Managing General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to assume the liabilities being assumed by it pursuant to the Contribution Documents, to conduct its business and to act as a general partner of the Partnership, in all material respects as described in the Registration Statement and the Prospectus. The Managing General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I attached hereto.

                  (iii) Formation and Qualification of the Operating Company and the Operating Subsidiaries. The Operating Company and each Operating Subsidiary has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the Operating Company and each Operating Subsidiary is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I attached hereto.

                  (iv) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  (v) Ownership of the Sponsor Units and the Incentive Distribution Rights. At the Closing Date after giving effect to the Transactions immediately preceding the Offering, (i) WPP, Great Northern and New Gauley own 3,458,304, 737,742 and

         138,092 Common Units, respectively, and 5,531,904, 1,180,092 and 220,892 Subordinated Units, respectively, and 19.94%, 4.26% and 0.80%, respectively, of the Incentive Distribution Rights, respectively, and
         (ii) the Selling Unitholder owns 5,072,112 Common Units, 5,072,112 Subordinated Units and 10.00% of the Incentive Distribution Rights; all of such Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and each of WPP, Great Northern, New Gauley and the Selling Unitholder owns its Sponsor Units and its Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming such entity as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  (vi) Valid Issuance of the Units. The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date.

                  (vii) Ownership of the Operating Company. The Partnership owns a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

                  (viii) Ownership of the Operating Subsidiaries. The Operating Company owns a 100% membership interest in each of the Operating Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the Operating Subsidiaries LLC Agreements and are fully paid (to the extent required under the Operating Subsidiaries LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

                  (ix) Ownership of the General Partner. The Managing General Partner is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement; and the Managing General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims
         (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Managing General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, WPP, Great Northern, New Gauley and the Selling Unitholder will own a __%, __%, __% and __% limited partner interest, respectively, in the General Partner; each such limited partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and will be fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP
         Act); and WPP, Great Northern, New Gauley and the Selling Unitholder own such limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming such entity as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  (x) Ownership of the Managing General Partner. RCM LLC and the Selling Unitholder own a 57.75% and 42.25% membership interest, respectively, in the Managing General Partner; such membership interests have been duly authorized and validly issued in accordance with the Managing General Partner LLC Agreement and will be fully paid (to the extent required under the Managing General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) and RCM LLC and the Selling Unitholder own such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming RCM LLC or the Selling Unitholder as debtor is on file with the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created or arising under the Delaware LLC Act.

                  (xi) No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests in the Partnership or the General Partner or (ii) any membership interests in the Managing General Partner, the Operating Company or any Operating Subsidiary, in each case pursuant to the Organizational Documents of such entity. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as have been waived. To our knowledge after due inquiry, except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units, Incentive Distribution Rights or other partnership interests in the Partnership or (B) any membership interests in the Operating Company or the Operating Subsidiaries.

                  (xii) Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units to be sold by it, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Documents. All corporate, partnership and limited liability action, as the case may be, required to be taken by the NRP Entities or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, has been validly taken.

                  (xiii) Due Authorization, Execution and delivery of Agreement. This Agreement has been duly authorized, executed and delivered by each of the NRP Entities (other than New Gauley).

                  (xiv) Enforceability of Other Agreements. Each of the Operative Agreements to which any of the NRP Entities (other than New Gauley) is a party has been duly authorized and validly executed and delivered by such entity, as applicable. Assuming due authorization, execution and delivery by each party thereto (other than the NRP Entities (other than New Gauley)) each of the Operative Agreements governed by Delaware, Texas or New York law constitutes a valid and legally binding obligation of the NRP Entities (other than New Gauley) party thereto, enforceable against each such NRP Entity in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

                  (xv) No Conflicts. None of the offering, issuance and sale by the Partnership and the Selling Unitholder of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the NRP Entities party thereto or the consummation of the transactions contemplated hereby and thereby

         (including the Transactions) (i) constituted, constitutes or will constitute a violation of the Organizational Documents of the Partnership Group, (ii) constituted, constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default) any Operative Agreement (other than the Arch Leases, as to which such counsel has not been asked to comment), any other agreement filed as an exhibit to the Registration Statement or any credit agreement, note agreement, indenture, promissory note or other agreement evidencing or governing indebtedness of an NRP Entity ( each, a "Covered Document"),
         (iii) violated, violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, federal law or the laws of the State of Texas or (iv) resulted, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any member of the Partnership Group, which breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or
         (iv), would, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership Group taken as a whole.

                  (xvi) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any federal, Texas or Delaware court, governmental agency or body is required for the (i) offering, issuance and sale by the Partnership and the offering and sale by the Selling Unitholder of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the NRP Entities party thereto or (iii) the consummation by the NRP Entities of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions), except (i) for such consents required under the Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership Group, taken as a whole, or
         (iv) as disclosed in the Prospectus.

                  (xvii) Accuracy of Statements. The statements in the Registration Statement and Prospectus under the captions "Cash Distribution Policy," "Business--Environmental Regulation," "Certain Relationships and Related Transactions," "Conflicts of Interest and Fiduciary Responsibilities," "Description of the Common Units," "Description of the Subordinated Units," and "The Partnership Agreement," insofar as they constitute descriptions of agreements or partnership interests or refer to statements of law or legal conclusions, are accurate and complete in all material respects.

                  (xviii) Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

                  (xix) Effectiveness of Registration Statement. The Registration Statement was declared effective under the Act on __________, 2002; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

                  (xx) Compliance as to Form. The Registration Statement and the Prospectus (except for the financial statements and the notes and the schedules thereto, and the other financial, statistical and accounting data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations promulgated thereunder.

                  (xxi) Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened against any of the NRP Entities or to which any of the NRP Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and
         (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

                  (xxii) Investment Company/Public Utility Holding Company. None of the NRP Entities is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a "public utility company" or "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (xxiii) Title to Units. Assuming that the Underwriters do not have notice of any adverse claim (as defined in Sections 8-102 and 8-105 of the New York Uniform Commercial Code) to the Units to be sold by the Selling Unitholder, upon the delivery to the Underwriters of certificates evidencing such Units registered in the name of the Underwriters (or their nominee) and payment by the Underwriters of the purchase price for such Units, the Underwriters (or such nominee) will be "protected purchasers" (as such term is used in Section 8-303 of the New York Uniform Commercial Code).

                  (xxiv) Private Placement. The offer, sale and issuance of the Sponsor Units and the Incentive Distribution Rights to the WPP Group and the Selling Unitholder pursuant to the Partnership Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the NRP Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical information included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the NRP Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law and the contract law of the State of New York, (D) with respect to the opinions expressed in paragraphs (i), (ii) and (iii) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of the Partnership, the Operating Company, the Operating Subsidiaries, the General Partner and the Managing General Partner, state that such opinions are based upon the opinions of ___________ provided pursuant to Section 6(e) below and upon certificates of foreign qualification or registration provided by the Secretary of State of the States of the States listed on Annex I to such opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to you), (E) state that they express no opinion with respect to the title of any of the NRP Entities to any of their respective real or personal property purported to be transferred by the Contribution Documents nor with respect to the accuracy or descriptions of real or personal property, and (F) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the NRP Entities may be subject.

                  (d) The Partnership shall have requested and caused Robert G. Jones, Vice President-Law and General Counsel for Arch Coal, to have furnished to you his written opinion, dated the Closing Date and addressed to you, to the effect that:

                  (i) Formation of Arch Coal and the Selling Unitholder. Each of Arch Coal and the Selling Unitholder has been duly incorporated and is validly existing in good standing as a corporation under the DGCL with all necessary corporate power and authority to own or lease its properties and to conduct its business.

                  (ii) Ownership of the Selling Unitholder. Arch Coal owns 100% of the issued and outstanding capital stock of the Selling Unitholder; such capital stock has been duly authorized and validly issued and is fully paid and nonassessable; and Arch Coal owns such capital stock free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Arch Coal as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL.

                  (iii) No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests in the Partnership or the General Partner or (ii) any membership interests in the Managing General Partner, the Operating Company or any Operating Subsidiary, in each case pursuant to any agreement or instrument known to such counsel (other than the Organizational Documents of the Partnership Group) to which any member of the Partnership Group is a party or by which any of them may be bound. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as have been waived.

                  (iv) Enforceability of Arch Leases. Each of the Arch Leases has been duly authorized and validly executed and delivered by Ark LLC and the Selling Unitholder, as applicable. Assuming due authorization, execution and delivery by each party thereto, each of the Arch Leases constitutes a valid and legally binding obligation of Ark LLC and the Selling Unitholder, enforceable against each of these in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. (v) No Conflicts. None of the offering, issuance and sale by the Partnership and the offering and sale by the Selling Unitholder of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the NRP Entities or the consummation by the NRP Entities of the transactions contemplated hereby and thereby (including the Transactions) (i) constituted, constitutes or will constitute a violation of the Organizational Documents of Arch Coal or the Selling Unitholder; (ii) constituted, constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any agreement, lease or other instrument known to such counsel to which Arch Coal or the Selling Unitholder is a party or by which any of its properties may be bound (other than a Covered Document), or (iii) violated, violates or will violate any order, judgment, decree or injunction of any court or government agency or body directed to Arch Coal or the Selling Unitholder or any of their properties in a proceeding to which any of them or their property is a party, or (iv) resulted or will result in the creation or imposition of any lien, charge or encumbrance upon any assets of Arch Coal or the Selling Unitholder, which breaches, violations, or defaults, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership Group, taken as a whole, or could materially impair the ability of Arch Coal or the Selling Unitholder to perform its obligations under this Agreement and the Operative Agreements.

                  (vi) No Default. To the knowledge of such counsel after due inquiry, neither Arch Coal nor the Selling Unitholder is in (i) violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership Group, taken as a whole, or could materially impair the ability of Arch Coal or the Selling Unitholder to perform its obligations under this Agreement or the Operative Agreements.

                  (vii) Permits. To the knowledge of such counsel after due inquiry, each of Arch Coal and the Selling Unitholder has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership and its subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted or as contemplated by the Prospectus to be conducted; and, to the knowledge of such counsel after due inquiry, neither Arch Coal nor the Selling Unitholder has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect upon the ability of the Partnership Group, taken as a whole, to conduct their businesses in all material respects as currently conducted or as contemplated by the Prospectus to be conducted.

                  (viii) Litigation. Except as described in the Prospectus, to the knowledge of such counsel after due inquiry, there is no litigation, proceeding or governmental investigation pending or threatened against any of the NRP Entities or to which any of the NRP Entities is a party or to which any of their respective properties is subject, which, if adversely determined to such NRP Entities, is reasonably likely to have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership and its subsidiaries, taken as a whole.

                  In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the NRP Entities and the independent public accountants of the Partnership and its representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical information included therein as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon the representations of the Selling Unitholder, Arch Coal and the other NRP Entities set forth in this Agreement and in certificates of officers and employees of the Selling Unitholder, Arch Coal and the other NRP Entities and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that such opinions are limited to federal laws and the laws of the State of Delaware.

                  (e) The Partnership shall have requested and caused Bert Campbell, as counsel to the WPP Group, to have furnished to you his written opinion, dated the Closing Date and addressed to you, to the effect that:

                  (i) Existence and Good Standing of the WPP Group and RCM LLC. Each of WPP and Great Northern has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties and to conduct its business. RCM LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability power and authority to own or lease its properties and to conduct its business.

                  (ii) Due Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized, executed and delivered by each of RCM LLC, WPP and Great Northern.

                  (iii) No Conflicts. None of the offering, issuance and sale by the Partnership and the offering and sale by the Selling Unitholder of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the NRP Entities or the consummation by the NRP Entities of the transactions contemplated hereby and thereby (including the Transactions) (i) constituted, constitutes or will constitute a violation of the Organizational Documents of RCM LLC, WPP, Great Northern or New Gauley; (ii) constituted, constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any agreement, lease or other instrument known to such counsel to which RCM LLC, WPP, Great Northern or New Gauley is a party or by which any of its properties may be bound (other than a Covered Document), (iii) violated, violates or will violate any order, judgment, decree or injunction of any court or government agency or body directed to RCM LLC, WPP, Great Northern or New Gauley or any of their properties in a proceeding to which any of them or their property is a party, or (iv) resulted, results or will result in the creation or imposition of any lien, charge or encumbrance upon any assets RCM LLC, WPP, Great Northern or New Gauley, which breaches, violations, defaults or liens in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership Group, taken as a whole, or could materially impair the ability of RCM LLC, WPP, Great Northern or New Gauley to perform its obligations under this Agreement and the Operative Agreements.

                  (iv) No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests of the Partnership or the General Partner or (ii) any membership interests of the Managing General Partner, the Operating Company or any Operating Subsidiary, in each case pursuant to any agreement or instrument known to such counsel (other than the Organizational Documents of the Partnership Group) to which the Partnership Group is a party or by which any of them may be bound. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as have been waived.

                  (v) No Default. To the knowledge of such counsel after due inquiry, none of RCM LLC, WPP, Great Northern or New Gauley is in (i) violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership, taken as a whole, or could materially impair the ability of any of RCM LLC, WPP, Great Northern or New Gauley to perform its obligations under this Agreement or the Operative Agreements.

                  (vi) Permits. To the knowledge of such counsel after due inquiry, each of RCM LLC, WPP, Great Northern or New Gauley has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership and its subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted or as contemplated by the Prospectus to be conducted; and, to the knowledge of such counsel after due inquiry, none of RCM LLC, WPP, Great Northern or New Gauley has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect upon the ability of the Partnership and its subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted or as contemplated by the Prospectus to be conducted.

                  (vii) Litigation. Except as described in the Prospectus, to the knowledge of such counsel after due inquiry, there is no litigation, proceeding or governmental investigation pending or threatened against any of the NRP Entities or to which any of the NRP Entities is a party or to which any of their respective properties is subject, which, if adversely determined to such NRP Entities, is reasonably likely to have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership and its subsidiaries, taken as a whole.

                  In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon the representations of RCM LLC, WPP, Great Northern or New Gauley and the other NRP Entities set forth in this Agreement and in certificates of officers and employees of RCM LLC, WPP, Great Northern or New Gauley and the other NRP Entities and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that such opinions are limited to federal laws and the laws of the State of Delaware.

                  (f) Each of ________________ with respect to the State of West Virginia, _______________ with respect to the State of Kentucky, _____________ with respect to the State of Virginia, _______________ with respect to the State of Alabama, ___________ with respect to the State of Illinois, _____________ with respect to the State of Indiana and _______________ with respect to the State of Montana shall have furnished to you their written opinion, dated the Closing Date and addressed to you, to the effect that:

                  (i) Due Qualification. The Partnership has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of [insert applicable state]. Each of the Managing General Partner, the Operating Company and the Operating Subsidiaries has been duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of [insert applicable state]. The General Partner has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of [insert applicable state].

                  (ii) Limited Liability. Each member of the Partnership Group [as applicable] has all requisite corporate, limited liability company or limited partnership power and authority under the laws of the State of [insert applicable state] to own or lease its properties and to conduct its business in the State of [insert applicable state], in each case in all material respects as described or otherwise disclosed in the Prospectus; and upon the consummation of the Transactions, the Partnership will not be liable under the laws of the State of [insert applicable state] for the liabilities of the Operating Company and the Operating Subsidiaries and the holders of Units will not be liable under the laws of the State of [insert applicable state] for the liabilities of the Partnership Group except in each case to the same extent as such liability would exist under the laws of the State of Delaware.

                  (iii) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body of the State of [insert applicable state] having jurisdiction over the NRP Entities or any of their respective properties is required for the (i) offering, issuance and sale of by the Partnership, and the offering and sale by the Selling Unitholder, of the Units; and (ii) the execution, delivery and performance by the NRP Entities of this Agreement and the Operative Agreements to which they are a party; except (A) for such consents required under the Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (B) for such consents which have been obtained or made, (C) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Prospectus in the State of [insert applicable state] by the NRP Entities, including such consents which (i) are of a routine or administrative nature, (ii) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Operative Agreements and
         (iii) are expected in the reasonable judgment of the Managing General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, or (D) as disclosed in the Prospectus.

                  (iv) No Conflicts. The execution, delivery and performance of the Contribution Agreement and the Contribution Documents relating to the transfer of property in the State of [insert applicable state] has not violated and will not violate any statute of the State of [insert applicable state] or any rule, regulation or, to the knowledge of such counsel, any order of any agency of the State of [insert applicable state] having jurisdiction over any of the NRP Entities or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a material adverse effect on the unitholders or the operations conducted in the State of [insert applicable state] by the Partnership Group, taken as a whole.

                  (v) Sufficiency to Transfer. Each of the Contribution Agreement and the Contribution Documents is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of [insert applicable state], as described in the Contribution Agreement and the Contribution Documents, subject to the conditions, reservations and limitations contained in the Contribution Agreement and the Contribution Documents, except motor vehicles or other property requiring conveyance of certificated title as to which the Contribution Agreement and the Contribution Documents are legally sufficient to compel delivery of such certificated title.

                  (vi) Form of Transfer Documents. Each of the Contribution Documents is in a form legally sufficient for recordation in the appropriate public offices of the State of [insert applicable state], to the extent such recordation is required in order to place third parties on constructive notice of the conveyance, and, upon proper recordation of any of such deeds and real property assignments in the State of [insert applicable state], will constitute notice to all third parties under the recordation statutes of the State of [insert applicable state] concerning record title to the assets transferred thereby; recordation in the office of the County Clerk for each county in which the Partnership Group owns property is the appropriate public office in the State of [insert applicable state] for the recordation of deeds and assignments of interests in real property located in such county.

                  (vii) Permits. To the knowledge of such counsel after due inquiry, each of the NRP Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") of the State of [insert applicable state] as are necessary to own its properties and to conduct its business in the state of [insert applicable state] in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business or results of operations of the Partnership Group, taken as a whole, or could materially impair the ability of the NRP Entities to perform their obligations under this Agreement and the Operative Agreements and, to the knowledge of such counsel after due inquiry, none of the NRP Entities has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership Group, taken as a whole, or could materially impair the ability of the NRP Entities to perform their obligations under this Agreement and the Operative Agreements.

                  (viii) [For West Virginia counsel only--Formation of New Gauley. New Gauley has been duly incorporated and is validly existing in good standing as a corporation under the West Virginia Code with all necessary corporate power and authority to own or lease its properties and to conduct its business.]

                  (ix) [For West Virginia counsel only--Due Authorization, Execution and Delivery Agreement. This Agreement has been duly authorized executed and delivered by New Gauley.]

                  In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the NRP Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of [insert applicable state], excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the NRP Entities may be subject, and (E) with respect to the opinion in paragraph (i) rely upon certificates of foreign qualification provided by the Secretary of State of [insert applicable state] (each of which shall be dated as of the date not more than fourteen days prior to the Closing Date and provided to you).

                  In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P., Bert Campbell and Robert G. Jones are hereby authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel's prior written consent.

                  (g) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (h) The Partnership shall have furnished to the Underwriters
(i) a certificate signed by the Chairman of the Board or the President and the principal financial or accounting officer of the General Partner, (ii) a certificate signed by two executive officers of Arch Coal, and (iii) a certificate signed by two executive officers of the WPP Group, in each case dated the Closing Date and addressed to the Underwriters, to the effect that the signers of such certificates have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and, with respect to the entities covered by the certificate, that:

                  (i) the representations and warranties of such entities in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and such entities have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such entities' knowledge, threatened;

                  (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the NRP Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); and

                  (iv) such other matters as you may reasonably request.

                  (i) The Partnership shall have requested and caused Ernst & Young LLP to have furnished to the Underwriters, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance heretofore approved by you.

                  (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Group taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (k) Prior to the Closing Date, the NRP Entities shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

                  (l) The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Underwriters.

                  (m) At the Execution Time, the Partnership shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto from the executive officers and directors of the Managing General Partner addressed to the Underwriters.

                  (n) At the time of execution of this Agreement, the Underwriters shall have received letters addressed to them dated on or prior to the date hereof from each of Stagg Resource Consultants, Inc. and Weir International Mining Consultants, in the forms heretofore approved by the Underwriters.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date and, if applicable, the Option Closing Date by the Underwriters. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

                  7. Reimbursement of Underwriters' Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the NRP Entities to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the NRP Entities will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

                  8. Indemnification and Contribution.

                  (a) The NRP Entities jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the NRP Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the NRP Entities by or on behalf of any Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the NRP Entities may otherwise have.

                  In connection with the offer and sale of the Directed Units, the NRP Entities, jointly and severally, agree, promptly upon a request in writing, to indemnify and hold harmless Lehman Brothers and the other Underwriters from and against any loss, claim, damage, expense, liability or action which (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the NRP Entities for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of the failure of any Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that have resulted directly from the materials prepared by Lehman Brothers in connection with the Directed Unit Program or the bad faith or gross negligence or willful misconduct of Lehman Brothers or the other Underwriters.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the NRP Entities, each of their respective directors, each of its officers who signs the Registration Statement, and each person who controls the NRP Entities within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the NRP Entities to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the NRP Entities by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The NRP Entities acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading "Underwriting" (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the sentences related to concessions and reallowances, (iii) the paragraph related to release of lockup agreements, (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids and (v) the paragraph related to delivery of the prospectus in electronic format in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if
(i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Salomon Smith Barney Inc. and Lehman Brothers, their respective directors, officers, employees and agents, and all persons, if any, who control Salomon Smith Barney Inc. and Lehman Brothers within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Unit Program.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the NRP Entities, severally and jointly, and the Underwriters severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which one or more of the NRP Entities and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the NRP Entities on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the NRP Entities and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the NRP Entities on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the NRP Entities shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by the Partnership and the Selling Unitholder, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the

Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the NRP Entities on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The NRP Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any of the NRP Entities within the meaning of either the Act or the Exchange Act, each officer of the NRP Entities who shall have signed the Registration Statement and each director of the NRP Entities shall have the same rights to contribution as the NRP Entities, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Firm Units set forth opposite their names in Schedule 1 hereto bears to the aggregate amount of Firm Units set forth opposite the names of all the remaining Underwriters) the Firm Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule 1 hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the NRP Entities. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the NRP Entities and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Partnership and the Selling Unitholder prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership's Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any supplement thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the NRP Entities or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the NRP Entities or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; if sent to Lehman Brothers, will be mailed, delivered or telefaxed to Lehman Brothers, Inc., 399 Park Avenue, New York, New York, 10022, Attention:
Syndicate Registration Department (fax no.: (212) 526-0943) with a copy to the Office of the General Partner at the same address; if sent to the Partnership, will be mailed, delivered or telefaxed to ____________, Natural Resource Partners L.P., 601 Jefferson Street, Suite 3600, Houston, Texas 77002 (fax no.:
(713) ____________); or, if sent to the Selling Unitholder or Arch Coal, will be mailed, delivered or telefaxed to _____________, Arch Coal, Inc., CityPlace One, Suite 300, St. Louis, Missouri (fax no. (314) ________________).

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the NRP Entities and the several Underwriters.

                                                             Very truly yours,
ARK LAND COMPANY                                             ARCH COAL, INC.


By:                                                          By:
   --------------------------------------------------           --------------------------------------------------
     Name:                                                        Name:
          -------------------------------------------                  -------------------------------------------
     Title:                                                       Title:
           ------------------------------------------                   ------------------------------------------

GP NATURAL RESOURCES LLC                                     NATURAL RESOURCE PARTNERS L.P.

                                                             By:      NRP (GP) LP, its general partner

By:                                                          By:
   --------------------------------------------------           --------------------------------------------------
     Name:                                                        Name:
          -------------------------------------------                  -------------------------------------------
     Title:                                                       Title:
           ------------------------------------------                   ------------------------------------------

NRP (OPERATING) LLC                                          NRG (GP) LP

                                                             By:     GP Natural Resource Partners LLC, its general
                                                                     partner
By:                                                          By:
   --------------------------------------------------           --------------------------------------------------
     Name:                                                        Name:
          -------------------------------------------                  -------------------------------------------
     Title:                                                       Title:
           ------------------------------------------                   ------------------------------------------

WESTERN POCAHONTAS PROPERTIES LLC                            NEW GAULEY COAL LLC


By:                                                          By:
   --------------------------------------------------           --------------------------------------------------
     Name:                                                        Name:
          -------------------------------------------                  -------------------------------------------
     Title:                                                       Title:
           ------------------------------------------                   ------------------------------------------

ARK LAND LLC                                                 GREAT NORTHERN PROPERTIES LLC


By:                                                          By:
   --------------------------------------------------           --------------------------------------------------
     Name:                                                        Name:
          -------------------------------------------                  -------------------------------------------
     Title:                                                       Title:
           ------------------------------------------                   ------------------------------------------

WESTERN POCAHONTAS PROPERTIES LIMITED PARTNERSHIP            NEW GAULEY COAL CORPORATION


By:                                                          By:
   --------------------------------------------------           --------------------------------------------------
     Name:                                                        Name:
          -------------------------------------------                  -------------------------------------------
     Title:                                                       Title:
           ------------------------------------------                   ------------------------------------------

ROBERTSON COAL MANAGEMENT LLC                                GREAT NORTHERN PROPERTIES LIMITED PARTNERSHIP


By:                                                          By:
   --------------------------------------------------           --------------------------------------------------
     Name:                                                        Name:
          -------------------------------------------                  -------------------------------------------
     Title:                                                       Title:
           ------------------------------------------                   ------------------------------------------

Accepted:

Salomon Smith Barney Inc.
Lehman Brothers Inc.
A.G. Edwards & Sons, Inc.
Friedman Billings Ramsey
RBC Dain Rauscher Inc.



By:    SALOMON SMITH BARNEY INC.



       By:
          -------------------------------------------

                                   SCHEDULE 1

                         NATURAL RESOURCE PARTNERS L.P.

                                                                                        Number of Firm
Underwriters                                                                         Units to be Purchased
------------                                                                         ---------------------
Salomon Smith Barney Inc.
Lehman Brothers Inc.
A.G. Edwards & Sons, Inc.
Friedman Billings Ramsey
RBC Dain Rauscher Inc.




                  TOTAL:                                                                   ---------
                                                                                           4,500,000

                                    EXHIBIT A

                                                       ___________________, 2002

Salomon Smith Barney Inc.
Lehman Brothers Inc.
A.G. Edwards & Sons, Inc.
Friedman Billings Ramsey
RBC Dain Rauscher Inc.
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among Arch Coal, Inc., a Delaware corporation, Ark Land Company, a Delaware corporation, NRP (GP) LP, a Delaware limited partnership, Natural Resources Partners L.P., a Delaware limited partnership (the "Partnership"), GP Natural Resource Partners LLC, a Delaware limited liability company, NRP (Operating) LLC, a Delaware limited liability company, Western Pocahontas Properties LLC, a Delaware limited liability company, Great Northern Properties LLC, a Delaware limited liability company, New Gauley LLC, a Delaware limited liability company, Ark Land LLC, a Delaware limited liability company, Western Pocahontas Properties Limited Partnership, a Delaware limited partnership, Great Northern Properties Limited Partnership, a Delaware limited partnership, New Gauley Coal Corporation, a West Virginia corporation, Robertson Coal Management LLC, a Delaware limited liability company, and each of you as Underwriters named therein, relating to an underwritten public offering Common Units representing limited partner interests in the Partnership (the "Common Units").

                  In order to induce the Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designated to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement.

                  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated

                                         Very truly yours,



                                         ---------------------------------------



                                         ---------------------------------------



                                         ---------------------------------------